UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 20, 2006 (October 18, 2006)
O’CHARLEY’S INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	0-18629	62-1192475

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3038 Sidco Drive
Nashville, Tennessee	37204

(Address of Principal Executive Offices)	(Zip Code)
(615) 256-8500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On October 18, 2006, O’Charley’s Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement, dated as of October 18, 2006 (the “Credit Agreement”) with the Lenders referred to therein, Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A. and AmSouth Bank, as Syndication Agents, Key Bank, National Association and JPMorgan Chase Bank as Documentation Agents, Wachovia Capital Markets, LLC as a Lead Arranger and Sole Book Manager and AmSouth Bank, as a Lead Arranger. The Credit Agreement amended and restated the Company’s existing senior secured credit facility entered into on November 4, 2003, with the Lenders referred to therein, Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A. and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank International”, New York Branch, as Co-Syndication Agents, and AmSouth Bank and SunTrust Bank, as Co-Documentation Agents. The Credit Agreement provides for a five-year, $125.0 million revolving credit facility and permits the Company to request an increase in the principal amount of the facility of up to $25 million.
     The Credit Agreement includes certain customary representations and warranties, negative covenants and events of default. It requires the Company to comply with certain financial covenants.
     The interest rates per annum applicable to loans outstanding under the Credit Agreement will, at the Company’s option, be equal to either a base rate or a LIBOR rate, in each case plus an applicable margin (0.00% to 0.5% in the case of base rate loans and 0.75% and 1.25% in the case of LIBOR rate loans), depending on the Company’s senior secured leverage ratio. In addition to the interest payments required under the Credit Agreement, the Company is required to pay certain customary fees, including a commitment fee on the aggregate average daily unused portion of the credit facility equal to 0.25% to 0.375% per annum, depending on the Company’s senior secured leverage ratio.
     The Company’s obligations under the Credit Agreement are secured by liens on substantially all of the Company’s assets, including a pledge of the capital stock of the Company’s material subsidiaries (but excluding real property acquired after November 3, 2003). Except as otherwise provided in the Credit Agreement, the Credit Agreement will mature on October 18, 2011.
     The above summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the terms of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 7.01. Regulation FD Disclosure

     On October 19, 2006, the Company issued a press release announcing its entry into the Credit Agreement. A copy of the press release is attached hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

10.1	Second Amended and Restated Credit Agreement, dated as of October 18, 2006, by and among O’Charley’s Inc., as Borrower, the Lenders referred to therein, Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A. and AmSouth Bank, as Syndication Agents, Key Bank, National Association and JPMorgan Chase Bank, as Documentation Agents, Wachovia Capital Markets, LLC as a Lead Arranger and Sole Book Manager and AmSouth Bank, as a Lead Arranger.

99.1	Press Release dated October 19, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.
By:	/s/ Lawrence E. Hyatt
Lawrence E. Hyatt
Chief Financial Officer, Secretary and Treasurer

Date: October 20, 2006

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Second Amended and Restated Credit Agreement, dated as of October 18, 2006, by and among O’Charley’s Inc., as Borrower, the Lenders referred to therein, Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A. and AmSouth Bank, as Syndication Agents, Key Bank, National Association and JPMorgan Chase Bank, as Documentation Agents, Wachovia Capital Markets, LLC as a Lead Arranger and Sole Book Manager and AmSouth Bank, as a Lead Arranger.

99.1	Press Release dated October 19, 2006.

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